   As filed with the Securities and Exchange Commission on February 20, 2001
                                                     Registration No. 333-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                     HERITAGE FINANCIAL HOLDING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                                       63-1259533
       (State or Other Jurisdiction                          (I.R.S. Employer
     of Incorporation or Organization)                    Identification Number)


                              211 LEE STREET, N.E.
                             DECATUR, ALABAMA 35601
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       HERITAGE FINANCIAL HOLDING CORPORATION EMPLOYEE STOCK PURCHASE PLAN HERITAGE FINANCIAL HOLDING CORPORATION INCENTIVE STOCK COMPENSATION PLAN
                            (Full Title of the Plans)

                               REGINALD D. GILBERT
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     HERITAGE FINANCIAL HOLDING CORPORATION
                              211 LEE STREET, N. E.
                             DECATUR, ALABAMA 35601
                     (Name and Address of Agent for Service)
                                 (256) 355-9500
          (Telephone Number, including Area Code, of Agent for Service)

       The Commission is requested to send copies of all notices and other communications to:

                            MATTHEW T. FRANKLIN, ESQ.
                          HASKELL SLAUGHTER & YOUNG LLC
                           1200 AMSOUTH/HARBERT PLAZA
                             1901 SIXTH AVENUE NORTH
                            BIRMINGHAM, ALABAMA 35203
                               TEL: (205) 251-1000
                               FAX: (205) 324-1133
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================

                                                    Proposed Maximum        Proposed Maximum
     Title of Securities         Amount to be        Offering Price        Aggregate Offering        Amount of
      to be Registered          Registered (1)         Per Share                 Price            Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01   6,038,000 shares          $3.95                $23,850,100            $5,962.53
per share
====================================================================================================================

(1) In accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, the maximum offering price per share is based on the book value of the Company's Common Stock as of December 31, 2000, since there is no market for the securities to be offered.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to specified officers and employees pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

         Heritage Financial Holding Corporation, a Delaware corporation (the "Company"), incorporates by reference into this Registration Statement on Form S-8 (the "Registration Statement") the following documents which have previously been filed by the Company with the Federal Deposit Insurance Corporation (the "FDIC") or the Securities and Exchange Commission (the "Commission") (each as specified below):

         (a) The Company's Annual Report on Form 10-KSB as filed with the FDIC, dated as of March 30, 2000.

         (b) The Company's Quarterly Report on Form 10-QSB as filed with the FDIC, dated as of May 15, 2000.

         (c) The Company's Quarterly Report on Form 10-QSB as filed with the FDIC, dated as of August 11, 2000.

         (d) The Company's Quarterly Report on Form 10-QSB as filed with the Commission, dated as of November 13, 2000.

         (e) The Company's Current Report on Form 8-K as filed with the Commission, dated as of November 9, 2000.

         (f) The Company's Current Report on Form 8-K as filed with the Commission, dated as of January 10, 2001.

         (g) The description of securities to be registered contained in the Registration Statement filed with the Commission on Form 8-A under the Securities Exchange Act of 1934 ( the "Exchange Act") and declared effective on October 24, 2000, including any amendment or reports filed for the purpose of updating such description.

         (h) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


         Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.


ITEM 4.   DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain legal matters with respect to the validity of the shares of Company Common Stock offered hereby will be passed upon for the Company by Haskell Slaughter & Young, L.L.C., Birmingham, Alabama. Representatives of Haskell Slaughter & Young, L.L.C. beneficially own approximately 13,900 shares of the Company's Common Stock.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102(b)(7) of the Delaware General Corporate Law ("DGCL") permits a Delaware corporation in its certificate of incorporation to limit or eliminate, subject to certain statutory limitations, the personal liability of their directors in certain circumstances. The Company's Certificate of Incorporation (the "Certificate") contains a provision eliminating or limiting director liability to the Company and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's fiduciary duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, this provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

         Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with its provisions. Article Eighth of the Company's Certificate provides for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of the Company who, by reason of the fact that he or she is a director, officer, employee, or agent of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.   EXHIBITS


Exhibit Number                          Description of Exhibit
--------------                          ----------------------
     (4)-1                 Heritage Financial Holding Corporation Certificate of
                           Incorporation, filed as Exhibit 1 to the Company's
                           Registration Statement on Form 8-A is incorporated
                           herein by reference.

     (4)-2                 Heritage Financial Holding Corporation Employee Stock
                           Purchase Plan.

     (4)-3                 Heritage Financial Holding Corporation Incentive
                           Stock Compensation Plan.

     5 Opinion of Haskell Slaughter & Young, L.L.C. as to the legality of Heritage Financial Holding
                           Corporation Common Stock being registered.

     (23)-1                Consent of Haskell Slaughter & Young, L.L.C.
                           (included in Exhibit 5).

     24 Powers of Attorney (set forth on the signature page of this Registration Statement).


ITEM 9.   UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or, otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Alabama, on February 13, 2001.


                                   HERITAGE FINANCIAL HOLDING CORPORATION


                                   By /s/ Reginald D. Gilbert
                                      ------------------------------------------
                                          Reginald D. Gilbert
                                          President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Reginald D. Gilbert and Timothy A. Smalley, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements relating to the offering to which this Registration Statement relates, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                       Title                               Date
                  ---------                                       -----                               ----
           /s/ Timothy A. Smalley                         Chairman of the Board                February 13, 2001
--------------------------------------------                   and Director                    -------------------
             Timothy A. Smalley


           /s/ Reginald D. Gilbert                              President,                     February 13, 2001
--------------------------------------------              Chief Executive Officer              -------------------
             Reginald D. Gilbert                               and Director


             /s/ John E. Whitley                        Vice President and Director            February 13, 2001
--------------------------------------------             (Principal Accounting and             -------------------
               John E. Whitley                           Chief Financial Officer)


             /s/ Vernon C. Bice                                  Director                      February 13, 2001
--------------------------------------------                                                   -------------------
               Vernon C. Bice

              /s/ Marc A. Eason                                  Director                      February 13, 2001
--------------------------------------------                                                   -------------------
                  Marc A. Eason

           /s/ Bingham D. Edwards                                Director                      February 13, 2001
--------------------------------------------                                                   -------------------
               Bingham D. Edwards

             /s/ Lenny L. Hayes                                  Director                      February 13, 2001
--------------------------------------------                                                   -------------------
                 Lenny L. Hayes

          /s/ Neal A. Holland, Jr.                               Director                      February 13, 2001
--------------------------------------------                                                   -------------------
              Neal A. Holland, Jr.

           /s/ Harold B. Jeffreys                                Director                      February 13, 2001
--------------------------------------------                                                   -------------------
               Harold B. Jeffreys

            /s/ Larry E. Landman                                 Director                      February 13, 2001
--------------------------------------------                                                   -------------------
                Larry E. Landman

             /s/ Vernon A. Lane                                  Director                      February 13, 2001
--------------------------------------------                                                   -------------------
                 Vernon A. Lane

              /s/ John T. Moss                                   Director                      February 13, 2001
--------------------------------------------                                                   -------------------
                  John T. Moss

          /s/ T. Gerald New, M.D.                                Director                      February 13, 2001
--------------------------------------------                                                   -------------------
              T. Gerald New, M.D.

           /s/ Gregory B. Parker                                 Director                      February 13, 2001
--------------------------------------------                                                   -------------------
               Gregory B. Parker

             /s/ Betty B. Sims                                   Director                      February 13, 2001
--------------------------------------------                                                   -------------------
                 Betty B. Sims

          /s/ Michael R. Washburn                                Director                      February 13, 2001
--------------------------------------------                                                   -------------------
              Michael R. Washburn

             /s/ R. Jeron Witt                                   Director                      February 13, 2001
--------------------------------------------                                                   -------------------
                 R. Jeron Witt

                                  EXHIBIT INDEX
                                  -------------

     Exhibit                                                                                         Sequential
     Number                                     Description of Exhibit                               Page Number
     ------                                     ----------------------                               -----------
      (4)-1                   Heritage Financial Holding Corporation Certificate
                              of Incorporation, filed as Exhibit 1 to the
                              Company's Registration Statement on Form 8-A is
                              incorporated herein by reference.

      (4)-2                   Heritage Financial Holding Corporation Employee Stock
                              Purchase Plan.

      (4)-3                   Heritage Financial Holding Corporation Incentive Stock
                              Compensation Plan.

        5                     Opinion of Haskell Slaughter & Young, L.L.C. as to the
                              legality of Heritage Financial Holding Corporation Common
                              Stock being registered.

     (23)-1                   Consent of Haskell Slaughter & Young, L.L.C. (included in
                              Exhibit 5).

       24                     Powers of Attorney (set forth on the signature page of
                              this Registration Statement).